Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129011 of International Paper Company on Form S-8 of our report dated June 26, 2007, on Form 11-K of International Paper Hourly Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche, LLP

Memphis, TN

June 26, 2007